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                                 August 19, 1999



Securities and Exchange Commission
450 5th Street, N.W.
Washington, D.C. 20549

Gentlemen:

We have read the statements made by Cronos Global Income Fund XVI, L.P. (the "Registrant") (File No. 0-27496) (the copy of the facsimile received containing such statements is attached), which we understand will be filed with the Commission, pursuant to the requirements of Item 4 of Form 8-K, as part of the Registrant's Form 8-K for the month of August, 1999. We agree with the statements concerning our firm in such Form 8-K.

                                             Sincerely,


                                             /s/ Moore Stephens, P. C.
                                                 ---------------------
                                                 MOORE STEPHENS, P. C.